UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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October 26, 2018

Dear MusclePharm Stockholders:

I am pleased to report that the efforts and strong contributions from my team have aided MusclePharm in making significant progress toward sustainable and profitable growth.

With the previously disclosed restructuring behind us, 2017 ended with the first sequential quarterly top-line revenue growth since early 2016. Our newly crafted strategy focused the Company in four key areas:

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Diversify our customer base.
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Build out a world-class consumer-based marketing capability.
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Invest in new product development.
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Manage our costs to ensure profitable revenue growth.

In 2017, we leaned heavily into our expectation that our customers want to be able to easily find and purchase our products online. As such, we partnered with Amazon to optimize the MusclePharm experience on that platform, resulting in a 247% year-over-year increase in associated revenue growth. We made a strategic decision to focus on the Food, Drug, Mass (“FDM”) segment and fill our retail sales leadership role. Under this FDM leadership, we have gained a deep understanding of the FDM landscape, which yielded a redesigned FDM product portfolio that is being met with strong customer feedback. Finally, we increased our international efforts and were able to shift our international portfolio from 35%in 2016 up to 40% in 2017.

We believe that it is our responsibility to be deeply in-tune with the needs of our customer base. We believe that listening to our customers is the best strategy to succeed. As part of our focus on our customers, in the fall of 2017, we relocated our corporate headquarters from Denver, Colorado to Burbank, California in order to be in closer proximity to our core consumer base and key industry influencers. We believe being in such close proximity is an advantage in our highly competitive industry.

Investment in product development is the next pillar that we believe will be essential to MusclePharm’s future success. We take pride in developing delicious, effective, and exciting supplement products, and we have renewed our efforts to do so. In the second quarter of 2017, we reintroduced our MP Natural product line. This line meets a growing trend of non-GMO performance supplements and opens a new distribution opportunity with natural retailers, as well as an opportunity to further penetrate FDM retailers. In the third quarter of 2017, we captured an additional portion of the growing pre-workout market with Wreckage Pre-Workout, which includes 300 milligrams of caffeine and new-to-the-market ingredient, Vaso6. We transitioned Combat Crunch, the Bodybuilding.com three-time Protein Bar of the Year award winner, back to its original recipe late in the fourth quarter of 2017.

The MusclePharm team spent considerable time in 2017 evaluating and diversifying our portfolio of products with a goal that our go-forward product line contributes to both top-line and bottom-line growth. At the same time, we have partnered with our supply chain vendors to realize cost savings and negotiate terms that are mutually beneficial.

We continue to execute our growth strategy and focus on our core operations. We expect revenue to grow as we heighten the focus on our core MusclePharm products and develop new exciting products. We have a thoughtful marketing strategy rooted in consumer insights and we are working to bring additional product innovation to the market. We have improved manufacturing and distribution infrastructure in a way that we believe supports expense management.

Sincerely yours,

/s/ Ryan Drexler
Ryan Drexler
Chief Executive Officer and President

Burbank, California
October 26, 2018

Important notice regarding the Internet availability of proxy materials for the stockholders meeting to be held on December 7, 2018. Stockholders may access, view and download the 2018 Proxy Statement and the 2017 Annual Report on Form 10-K at www.musclepharm.com.

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MusclePharm Corporation
4400 Vanowen St.
Burbank, CA 91505

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 7, 2018

The Annual Meeting of the Stockholders of MusclePharm Corporation (the “Company”) will be held on December 7, 2018 at 11:00 a.m. Pacific Time, at 4400 Vanowen St., Burbank, CA 91505, for the following purposes:

●	To elect four (4) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

●	To ratify the appointment of Plante & Moran, PLLC as the Independent Registered Public Accounting Firm of the Company for our year ending December 31, 2018;

●	To hold an advisory vote on executive compensation; and

●	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR all of the proposed agenda items disclosed herein.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on October 16, 2018 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy by mail. If you attend the Annual Meeting of Stockholders and file with the Corporate Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement and our 2017 Annual Report on Form 10-K, is being mailed to stockholders on or about October 26, 2018. The Notice also provides instructions on how to vote over the Internet, by phone or by mail. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.

By Order of the Board of Directors MusclePharm Corporation

/s/ Ryan Drexler
Ryan Drexler
Chairman of the Board of Directors

Burbank, CA
October 26, 2018

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Table of Contents

PROXY STATEMENT	1
EXECUTIVE OFFICERS AND DIRECTORS	3
EXECUTIVE COMPENSATION	11
ELEMENTS OF EXECUTIVE COMPENSATION	12
COMPENSATION OF EXECUTIVE OFFICERS	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
EQUITY COMPENSATION PLAN INFORMATION	18
AUDIT COMMITTEE REPORT	18
RELATED PARTY TRANSACTIONS	19
PROPOSAL 1 ELECTION OF DIRECTORS	22
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF EXTERNAL AUDITORS	23
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	24
HOUSEHOLDING OF PROXY MATERIALS	24
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	26
OTHER MATTERS	26

iii

MusclePharm Corporation
4400 Vanowen St.,
Burbank, CA 91505

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
December 7, 2018

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies for use prior to or at the Annual Meeting of Stockholders (the “Annual Meeting”) of MusclePharm Corporation (together with its subsidiaries, herein referred to as the “Company”), a Nevada corporation, to be held at 11:00 a.m. Pacific Time on December 7, 2018 and at any adjournments or postponements thereof for the following purposes:

●	To elect four (4) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

●	To ratify the appointment of Plante & Moran, PLLC as the Independent Registered Public Accounting Firm of the Company for the year ending December 31, 2018;

●	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

●	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We made this proxy statement and accompanying form of proxy available to stockholders beginning on October 26, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on December 7, 2018:

This proxy statement, form of proxy and the Company’s 2017 Annual Report on Form 10-K are available electronically at our website at www.musclepharmcorp.com.

Solicitation

This solicitation is made on behalf of our Board of Directors. The Company will bear the costs of preparing, mailing, and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on October 16, 2018 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding common stock constitutes the only class of our securities entitled to vote at the Annual Meeting, and each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on October 22, 2018, there were 15,314,667 shares of common stock issued and outstanding, which were held by approximately 309 holders of record.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock present in person or represented by proxy with authority to vote on at least one matter to be presented at the meeting, which includes brokers who are able to vote on any of the routine matters presented at the Annual Meeting, will constitute a quorum. We will appoint an election inspector for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting.

All of our proposals require the affirmative vote of holders of a majority of outstanding shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions have the same effect as negative votes on such proposals. Broker non-votes are not counted for any purpose in determining whether proposals have been approved.

Voting by Proxy by Mail

Stockholders whose shares are registered in their own names may vote by proxy by mail. Instructions for voting by proxy by mail are set forth on the Notice of Proxy Materials mailed to you, or on the proxy card mailed to you if you chose to receive materials by mail.

If you sign and return a proxy card by mail but do not give voting instructions, your shares will be voted (1) FOR ALL of the four (4) nominees named in Proposal No. 1 in this proxy statement; (2) FOR the ratification of the appointment of Plante & Moran, PLLC as the Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2018; (3) FOR the approval of compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement; and (4) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Voting in Person at the Annual Meeting

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing with the Company’s Corporate Secretary an instrument revoking it or by submitting prior to the time of the Annual Meeting a duly executed proxy bearing a later date. Stockholders who have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to so notify the Corporate Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Corporate Secretary, MusclePharm Corporation, at the address of our principal executive offices at 4400 Vanowen St., Burbank, CA 91505. Our telephone number is (800) 292-3909.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board of Directors proposals to be presented at the 2018 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. To be timely, a stockholder’s notice of a proposal must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at our principal executive offices at the address set forth above no earlier than July 16, 2018 and no later than August 15, 2018.

The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

EXECUTIVE OFFICERS AND DIRECTORS

The names of our directors and executive officers, their ages as of October 26, 2018 and certain other information about them are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Ryan Drexler	47	Chief Executive Officer, President and Chairman of the Board of Directors
Brian Casutto	47	Executive Vice President of Sales and Operations and Director
William Bush	53	Director
John J. Desmond	68	Director

RYAN DREXLER – CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS

Ryan Drexler was appointed to serve as our Chief Executive Officer and President on November 18, 2016. Prior to that, Mr. Drexler served as our Interim Chief Executive Officer, President and Chairman of the Board of Directors since March 15, 2016. Mr. Drexler has served as Chairman of our Board of Directors since August 26, 2015. Mr. Drexler is currently the Chief Executive Officer of Consac, LLC (“Consac”), a privately-held firm that invests in the securities of publicly-traded and venture-stage companies. Previously, Mr. Drexler served as President of Country Life Vitamins, a family-owned nutritional supplements and natural products company that he joined in 1993. In addition to developing strategic objectives and overseeing acquisitions for Country Life, Mr. Drexler created new brands that include the BioChem family of sports and fitness nutrition products. Mr. Drexler negotiated and led the process which resulted in the sale of Country Life in 2007 to the Japanese conglomerate Kikkoman Corp. Mr. Drexler graduated from Northeastern University, where he earned a B.A. in political science. Because of his experience in running and developing nutritional supplement companies, we believe that Mr. Drexler is well qualified to serve on our Board of Directors.

BRIAN CASUTTO – EXECUTIVE VICE PRESIDENT OF SALES AND OPERATIONS AND DIRECTOR

Brian Casutto was appointed to the Board of Directors as a director during July 2017. Mr. Casutto was appointed to the role of Executive Vice President of Sales and Operations in July of 2015. Mr. Casutto joined MusclePharm in June of 2014 to lead product development and brand positioning of the Natural Series. From 1997 to 2014, Mr. Casutto served as Executive Vice President, Sales for Country Life Vitamins. Because of his experience in running and developing nutritional supplement companies, we believe that Mr. Casutto is well qualified to serve on our Board of Directors.

WILLIAM BUSH – DIRECTOR

William Bush joined our Board of Directors as an independent director in May 2015 and serves as lead director, as chair of the Compensation Committee, as a member of the Audit Committee and as Chair of the Nominating & Corporate Governance Committee. Since November 2016, Mr. Bush serves as chief financial officer of Stem, Inc., a leading software-driven energy storage provider. From January 2010 to November 2016, Mr. Bush served as the chief financial officer of Borrego Solar Systems, Inc., which is one of the nation’s leading financiers, designers and installers of commercial and industrial grid-connected solar systems. From October 2008 to December 2009, Mr. Bush served as the chief financial officer of Solar Semiconductor, Ltd., a private vertically integrated manufacturer and distributor of photovoltaic modules and systems targeted for use in industrial, commercial and residential applications, with operations in India, helping it reach $100 million in sales in its first 15 months of operation. Prior to that, Mr. Bush served as chief financial officer and corporate controller for a number of high growth software and online media companies as well as being one of the founding members of Buzzsaw.com, Inc., a spinoff of Autodesk, Inc. Prior to his work at Buzzsaw.com, Mr. Bush served as corporate controller for Autodesk, Inc. (NasdaqGM: ADSK), the fourth largest software applications company in the world. Because of his significant experience in finance, we believe that Mr. Bush is well qualified to serve on our Board of Directors.

JOHN J. DESMOND –DIRECTOR

John J. Desmond joined our Board of Directors as an independent director in July 2017 and serves as chair of the Audit Committee, a member of the Nominating & Corporate Governance Committee, and a member of the Compensation Committee. Previously, Mr. Desmond was Partner-in-Charge of the Long Island (New York) office of Grant Thornton LLP from 1988 through his retirement from the firm in 2015, having served over 40 years in the public accounting profession. At Grant Thornton LLP, Mr. Desmond's experience included among other things, serving as lead audit partner for many public and privately-held global companies. Mr. Desmond was elected by the U.S. Partners of Grant Thornton LLP to their Partnership Board from 2001 through 2013. The Partnership Board was responsible for oversight of many of the firm's activities including strategic planning, the performance of the senior leadership team and financial performance. Mr. Desmond currently serves on the Board of Directors of The First of Long Island (Nasdaq: FLIC) and its wholly owned bank subsidiary, The First National Bank of Long Island, and has been a director since October 2016. Mr. Desmond also serves or has served as a Board member of a number of not-for-profit entities. Mr. Desmond holds a B.S. degree in Accounting from St. John's University and is a Certified Public Accountant. Because of his significant experience in corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and financial reporting, finance, mergers and acquisitions, legal and regulatory, we believe that Mr. Desmond is well qualified to serve on our Board of Directors.

Board of Directors

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our bylaws authorize a Board of Directors to consist of between one and nine members. The number of directors currently authorized by resolution of the Board of Directors is four. Four directors are nominated to be elected at the Annual Meeting. Our nominated directors, if elected, will continue to serve as directors until the next annual meeting of stockholders and until his successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board of Directors held seven meetings during 2017. The Board of Directors also acted four times by unanimous written consent. No member of our Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he was a director) and the total number of meetings held by all committees of the Board of Directors on which such director served (held during the period that such director served). Members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders.

Board Leadership Structure

Ryan Drexler, our Chief Executive Officer and President, serves as Chairman of our Board of Directors and presides over meetings of the Board of Directors, and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board of Directors. Mr. Drexler brings valuable insight to our Board of Directors due to the perspective and experience that he brings as our Chief Executive Officer and President.

Director Independence

We are an over-the-counter listed company we have nevertheless opted under our Corporate Governance Guidelines to comply with certain Nasdaq corporate governance rules requiring director independence. The Board of Directors has determined that our non-employee directors, Mr. Desmond and Mr. Bush, are each “independent directors” as such term is defined in Nasdaq Marketplace Rule 5605(a)(2) and, therefore, the Compensation Committee, Nominating & Corporate Governance Committee, and Audit Committee are each comprised solely of independent directors.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq. Our Board of Directors has also determined that past and present Directors, who comprise our Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and our Strategic Initiatives Committee, satisfied and satisfy the independence standards for those committees established by applicable SEC rules, Nasdaq rules and applicable rules of the Internal Revenue Code of 1986, as amended.

Involvement in Certain Legal Proceedings

Except as outlined below, to our knowledge, during the past ten (10) years, none of our directors, executive officers, promoters, control persons, or nominees has been:

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the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating & Corporate Governance Committee, each of which have the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors. The Board of Directors has further determined that Messrs. Desmond and Bush, chair and member, respectively, of the Audit Committee of the Board of Directors, are both an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, by virtue of their relevant experience listed in their respective biographical summaries provided above in the section entitled “Executive Officers and Directors.” Each of these committees has a written charter. Current copies of the charters of the Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee are available on our website at ir.musclepharmcorp.com/governance-documents.

Audit Committee. The Audit Committee reviews the work of our internal accounting and audit processes and the Independent Registered Public Accounting Firm. The Audit Committee has sole authority for the appointment, compensation and oversight of our Independent Registered Public Accounting Firm and to approve any significant non-audit relationship with the Independent Registered Public Accounting Firm. The Audit Committee is also responsible for preparing the report required by the rules of the SEC to be included in our annual proxy statement. The Audit Committee is currently comprised of Mr. Desmond, as chair, and Mr. Bush, as a member. Mr. Desmond assumed the role of chair of the Audit Committee in July 2017 from Mr. Bush who served as chair since May 2015. During 2017, the Audit Committee held four meetings.

Compensation Committee. The Compensation Committee approves our goals and objectives relevant to compensation, stays informed as to market levels of compensation and, based on evaluations submitted by management, recommends to our Board of Directors compensation levels and systems for the Board of Directors and our officers that correspond to our goals and objectives. The Compensation Committee, with the assistance of Longnecker, also produces an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee is currently comprised of Mr. Bush, as chair, and Mr. Desmond, as a member. Mr. Desmond joined the Compensation Committee in July 2018 and Mr. Bush joined as a member in May 2015. During 2017, the Compensation Committee held four meetings.

Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee is responsible for recommending to our Board of Directors individuals to be nominated as directors and committee members. This includes evaluation of new candidates as well as evaluation of current directors. In evaluating the current directors, the Nominating & Corporate Governance Committee conducted a thorough self-evaluation process, which included the use of questionnaires and a third-party expert that interviewed each of the directors and provided an analysis of the results of the interviews to the committee. This committee is also responsible for developing and recommending to the Board of Directors our corporate governance guidelines, as well as reviewing and recommending revisions to the guidelines on a regular basis. The Nominating & Corporate Governance Committee is currently comprised of Mr. Bush, as chair and Mr. Desmond, as a member. During 2017, the Nominating & Corporate Governance Committee held no meetings.

Refinancing Committee. The Refinancing Committee was established as a special committee to evaluate options and make a recommendation to our Board of Directors to refinance our debt. The Refinancing Committee was comprised of Mr. Bush, as chair and Mr. Desmond, as a member. The committee was dissolved once the refinancing was complete.

Director Nominations

The director qualifications developed to date focus on what the Board believes to be essential competencies to effectively serve on the Board. The Nominating & Corporate Governance Committee may consider the following criteria in recommending candidates for election to the board:

●	experience in corporate governance, such as an officer or former officer of a publicly held company;

●	experience in the Company’s industry;

●	experience as a board member of other publicly held companies; and

●	technical expertise in an area of the Company’s operations.

The Nominating & Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a Board that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment using its diversity of experience.

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Nominating & Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating & Corporate Governance Committee will determine whether to retain an executive search firm to identify Board candidates, and if so, will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. The Nominating & Corporate Governance Committee will review each potential candidate. Management may assist the Nominating & Corporate Governance Committee in the review process at the Nominating & Corporate Governance Committee’s direction. The Nominating & Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Our Nominating & Corporate Governance Committee will consider candidates recommended by our stockholders in accordance with the procedures set forth in the Nominating & Corporate Governance Committee Charter and our bylaws. Candidates recommended by the stockholders are evaluated in the same manner as candidates identified by a Nominating & Corporate Governance Committee member.

Each of the nominees for election as director at the 2018 Annual Meeting is recommended by the Nominating & Corporate Governance Committee. Messrs. Bush, Casutto, Desmond and Drexler are presently directors and stand for re-election by the stockholders.

Stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record both at the time of giving the notice and at the meeting, must be entitled to vote at the meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination to be made at a special meeting at which the election of directors is a matter specified in the notice of meeting must be delivered to our principal executive offices not earlier than the 120th day prior to and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which first public announcement of the date of such special meeting was made. The stockholder’s notice must include the following information for the person making the nomination:

●	name and address;

●	the class and number of shares of the Company owned beneficially or of record;

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disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price or value of shares of the Company;

●	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

●	any agreement, arrangement, understanding or relationship, engaged in to mitigate economic risk related to, or the voting power with respect to, shares of the Company;

●	any rights to dividends on the shares that are separate from the underlying shares;

●	any performance related fees that the nominating person is entitled to be based on any increase or decrease in the value of any shares of the Company; and

●	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

The stockholder’s notice must also include the following information for each proposed director nominee:

●	description of all direct and indirect financial or other relationships between the nominating person and the nominee during the past three years;

●	the same information as for the nominating person (see above); and

●	all information required to be disclosed in a proxy statement in connection with a contested election of directors.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The chairman of the meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating & Corporate Governance Committee in connection with its evaluation of the nominee’s independence.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors or any member of the Board of Directors, c/o the Corporate Secretary at our principal executive offices at the address set forth above. The Corporate Secretary will review all correspondence addressed to the Board of Directors, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Corporate Secretary will summarize all correspondence not forwarded to the Board of Directors and make the correspondence available to the Board of Directors for its review at the Board of Director’s request. The Corporate Secretary will forward stockholder communications to the Board of Directors prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Director Compensation

Non-Employee Director Compensation Arrangements

The Board of Directors had adopted a non-employee director compensation policy that provides annual retainer fees to each of our non-employee directors. The annual retainer fee was at a rate of $55,000 for the first and second quarter of 2017. The Lead Director received an additional $25,000 annual retainer under this policy. Additionally, Committee members received annual retainers as follows:

	Q1 & Q2 2017
Committee	Chairman	Member
Audit Committee	$20,000	$8,500
Compensation Committee	15,000	6,500
Nominating & Corporate Governance Committee	7,500	5,000
Strategic Initiative Committee	7,500	5,000

In July 2017, the Board approved a new compensation program for our non-employee directors. Under this policy, as of July 1, 2017, Mr. Bush and Mr. Desmond will earn annual cash retainer fees of $140,000 and $100,000, respectively, and be granted, on an annual basis, restricted shares having a grant date fair value of $100,000 and $150,000, respectively. Additionally, in conjunction with our refinancing, each member of our refinancing committee, were granted a onetime fee of $40,000. Our non-employee directors will also receive an additional cash payment to compensate them for taxes payable in respect of their restricted share grants, described below.

All cash retainers are prorated for partial years of service. We pay annual cash retainer fees to our non-employee directors quarterly. We also reimburse our non-employee directors for their travel and out of pocket expenses. Members of the Board of Directors who also are our employees do not receive any compensation for their service as directors. Our directors do not receive Board meeting fees. For 2017, each of our non-employee directors received awards of restricted common stock having a grant date value as described above, which were granted in quarterly installments. The number of shares for each quarterly award was determined by dividing [one-fourth of] the dollar value above by the average closing price of MusclePharm’s common stock for the first fifteen business days of the first month of such quarter. For 2017, our non-employee directors also received additional cash payments to compensate them for taxes payable in respect of their restricted share awards.

2017 Director Compensation. The table below sets forth the compensation paid to each non-employee member of the Board of Directors during the fiscal year ended December 31, 2017. Messrs. Drexler and Casutto received no additional compensation for their service as a director, and, consequently, are not included in this table. The compensation received by Messrs. Drexler and Casutto in respect of their employment is set forth in the “Summary Compensation Table” below.

Name	Fees Earnedor Paidin Cash ($)	StockAwards(1) ($)	All Other Compensation(2) ($)	Total ($)
John J. Desmond	$90,000	$150,000	$12,200	$212,200
William J. Bush	199,000	121,900	63,300	344,200
Michael Doran(3)	133,625	87,500	—	221,125

(1)
The grant date fair value of stock awards was calculated in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures, based upon the closing price of a share of our common stock on the date of grant. As of December 31, 2017, the aggregate number of shares of restricted stock held by our non-employee directors was as follows:

Name	Number of Stock Awards Outstanding as of December 31, 2017
John J. Desmond	60,160
William J. Bush	40,107

(2)
Amounts reported in this column represent additional cash payments paid to each of our non-employee directors for taxes payable in respect of their restricted share awards.

(3)
Mr. Doran retired from our Board of Directors effective in June 2017.

Code of Conduct

Our Board of Directors established a Code of Conduct applicable to our officers and employees. The Code of Conduct is accessible on our website at www.musclepharmcorp.com. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct to our officers, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

Corporate Governance Overview

Our business, assets and operations are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our Chief Executive Officer, our external counsel, members of management and other Company employees as well as our independent auditors, and by reviewing materials provided to them and participating in meetings of the Board of Directors and its committees.

In addition to its management oversight function, our Board of Directors remains committed to strong and effective corporate governance, and, as a result, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, the Nasdaq listing standards (even though we are not subject to them), as well as the best practices of other public companies.

Our corporate governance program features the following:

●
a Board of Directors that is nominated for election annually;

●
we have no stockholder rights plan in place;

●
periodically updated charters for each of the Board’s committees, which clearly establish the roles and responsibilities of each such committee;

●
regular executive sessions among our non-employee and independent directors;

●
a Board of Directors that enjoys unrestricted access to our management, employees and professional advisers;

●
a clear Code of Conduct that is reviewed regularly for best practices;

●
a clear Insider Trading Policy that is reviewed regularly;

●
a Corporate Communications Policy that is reviewed with employees and the Board periodically;

●
a clear set of Corporate Governance Guidelines that is reviewed regularly for best practices;

●
no board member is serving on an excessive number of public company boards; and

Board of Directors Role in Risk Management

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also the level of risk acceptable and appropriate for us. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. Our Board of Directors reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for us. For example, the Board of Directors meets with management at least quarterly to review, advise and direct management with respect to strategic business risks, risks related to our new product development, financial risks, among others. The Board of Directors also delegates oversight to Board committees to oversee selected elements of risk.

The Audit Committee oversees financial risk exposures, including monitoring the integrity of our financial statements, internal controls over financial reporting, and the independence of our Independent Registered Public Accounting Firm. The Audit Committee reviews periodic internal controls and related assessments from our finance department. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to compliance matters and meets at least quarterly with our finance department, Independent Registered Public Accounting Firm and internal or external legal counsel to discuss risks related to our financial reporting function. In addition, the Audit Committee ensures that our business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring our Code of Business Conduct and our Corporate Compliance Hotline, and the Audit Committee discusses other risk assessment and our risk management policies periodically with management.

The Compensation Committee participates in the design of the compensation program and helps create incentives that do not encourage a level of risk-taking behavior that is inconsistent with our business strategy.

The Nominating & Corporate Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to us, and making recommendations regarding director nominees, the determination of director independence, Board of Directors leadership structure and membership on Board committees.

EXECUTIVE COMPENSATION
Overview

We are eligible to take advantage of the rules applicable to a “smaller reporting company,” as defined in the Exchange Act, for the fiscal year ended December 31, 2017. As a “smaller reporting company” we are permitted, and have opted, to comply with the scaled back executive compensation disclosure rules applicable to a “smaller reporting company” under the Exchange Act. Only two individuals served as executive officers, as defined in Rule 3b-7 under the Exchange Act, as of the end of the fiscal year ended December 31, 2017 and only one additional individual served as an executive officer at any time during such fiscal year. The following discussion relates to the compensation of those executive officers, who we refer to as our “named executive officers” or “NEOs” in this proxy statement. For the fiscal year ended December 31, 2017, our NEOs were:

●
Ryan Drexler—Chief Executive Officer, President and Chairman of the Board of Directors;
●
Brian Casutto – Executive Vice President of Sales and Operations; and
●
Brent Baker – Former Executive Vice President of International Business*

*Mr. Baker’s employment with the Company terminated on March 23, 2017.

Our executive compensation program is designed to attract, motivate and retain talented executives that will drive Company growth and create long-term shareholder value. The Compensation Committee oversees and administers our executive compensation program, with input and recommendations from our Chief Executive Officer.

Elements of Executive Compensation

Our executive compensation program has three main components: base salary, cash bonuses and incentive equity awards. Our named executive officers also receive employee benefits that are made available to our salaried employees generally, are eligible to receive certain compensation and benefits in connection with a change in control or termination of employment, and receive certain perquisites, in each case, as described below.

Base Salary

The Compensation Committee determined the initial base salary for each of our named executive officers and each year determines whether to approve any base salary adjustments based upon the Company’s performance, the named executive officer’s individual performance, changes in duties and responsibilities of the named executive officer and the recommendations of our Chief Executive Officer (other than with respect to his own base salary). For 2017, Messrs. Drexler’s and Casutto’s base salaries were not increased from 2016 levels and Mr. Baker’s annual base salary was increased by $50,000. For 2017, our named executive officers’ base salaries were as follows:

Name	2017 Base Salary
Ryan Drexler	$550,000
Brian Casutto	$400,000
Brent Baker	$350,000

Cash Bonuses

Pursuant to their employment agreements, each of our named executive officers is eligible to earn a cash bonus, with a target amount established by the Compensation Committee, based on the achievement of specified performance goals. For 2017, the target bonus amount was $300,000 for Mr. Casutto and $400,000 for Mr. Baker. Mr. Drexler was eligible to receive cash bonuses of up to $350,000 based on the achievement of specified performance goals. For 2017, Messrs. Drexler and Casutto earned cash bonuses in the amounts set forth in the “Summary Compensation Table” below. In connection with his termination of employment in March 2017, Mr. Baker received a bonus of $80,311 for the first quarter of 2018.

Incentive Equity Awards

Incentive equity awards granted by the Company have historically been in the form of restricted stock awards. The Company also grants stock options from time to time. The Compensation Committee believes that equity-based awards are an effective retention tool that also align our executives’ interests with those of our stockholders. In 2017, we granted Mr. Drexler 350,000 shares of restricted stock, which vested in full on the first anniversary of the grant date. Mr. Drexler’s equity awards also vest in full upon a termination of his employment or upon change in control. None of our other named executive officers were granted equity-based awards in 2017. In connection with his termination of employment in March 2017, 10,000 shares of restricted stock held by Mr. Baker that were granted in 2016 vested in full in accordance with the original terms of the grant.

Employment Agreements

We have entered into employment agreements with each of Mr. Drexler and Mr. Casutto that include certain severance and change in control payments. These agreements are described in detail under “Narrative Disclosure to Summary Compensation Table” below.

 Employee Benefit Plans and Perquisites

We maintain a Section 401(k) Savings/Retirement Plan (the 401(k) Plan) for eligible employees of the Company and certain affiliates, including our named executive officers. The 401(k) Plan permits eligible employees to defer up to the maximum dollar amount allowed by law. The employee’s elective deferrals are immediately vested upon contribution to the 401(k) Plan. We currently make discretionary matching contributions to the 401(k) Plan in an amount equal to 100% of each eligible employee’s deferrals up to 4% of his or her qualifying compensation, subject to a total employer contribution maximum of $10,600 and limits imposed by applicable law.

We do not maintain any other defined benefit, defined contribution or deferred compensation plans for our employees.

Our current named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as our other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our current named executive officers. In addition, we provide certain highly-compensated employees, including our current named executive officers, with life insurance and supplemental long-term disability coverage. We also provide certain perquisites, as described and quantified in the Summary Compensation Table below under “All Other Compensation.”

Summary Compensation Table

The following summary compensation tables sets forth all compensation awarded to, earned by, or paid to our named executive officers for 2017 and 2016 in respect of their employment with the Company.

Name and Principal Position	Year	Salary($)	Bonus($)	StockAwards($)	OptionAwards($)	All OtherComp-ensation($)	Total($)
Ryan Drexler (1)
Chairman of the Board,	2017	550,000	426,226	686,000(2)	—	31,841(7)	1,694,067
Chief Executive Officer and President	2016	466,667(1)	750,000	454,000(3)	236,263(4)	76,155	1,983,085

Brian Casutto	2017	400,000	178,670	—	—	93,641(7)	672,311
Executive Vice President of Sales and Operations	2016	395,833	233,750	94,500(5)	—	28,176	752,259

Brent Baker (6)	2017	136,123	80,311	—	—	361,178(7)	577,612
Former Executive Vice President of International Business	2016	300,000	210,000	—	—	30,179	540,179

(1)
Mr. Drexler is our Chief Executive Officer, President and the Chairman of the Board of Directors. On November 18, 2016, Mr. Drexler agreed to continue to serve as the Chairman of the Board of Directors and as our Chief Executive Officer and President. For information regarding certain transactions between Mr. Drexler and the Company, see “Related Party Transactions” below.

(2)
Reflects the grant date fair value of the restricted stock award granted to Mr. Drexler in 2017, calculated in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures, based on the closing price of our common stock of $1.96 on the date of the grant multiplied by the number of shares of restricted stock granted.

(3)
Reflects the grant date fair value of the restricted stock award granted to Mr. Drexler in 2016, calculated in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures, based on the closing price of our common stock of $2.27 on the date of the grant multiplied by the number of shares of restricted stock granted.

(4)
Reflects the grant date fair value of the option awards granted to Mr. Drexler in 2016, calculated in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures. The grant date fair value of $1.72 per share was determined using the Black-Sholes option-pricing model, with the following assumptions:

For the Year Ended December 31, 2016
Expected term of options	6.5 years
Expected stock price volatility	131.0%
Expected dividend yield	0%
Risk-free interest rate	1.71%

(5)
Reflects the grant date fair value of the restricted stock award granted to Mr. Casutto in 2016, calculated in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures, based on the closing price of our common stock of $1.89 on the date of the grant multiplied by the number of shares of restricted stock granted.

(6)
Mr. Baker’s employment with the Company terminated on March 23, 2017.

(7)
Amounts under All Other Compensation for 2017 include Company 401(k) matching contributions, insurance premiums paid by the Company on behalf of our named executive officers, perquisites and severance payments, as follows:

	Drexler	Casutto	Baker
Company 401(k) Matching Contributions	$—	$—	$5,575
Severance (a)	—	—	350,000
Miscellaneous (b)	16,204	19,292	900
Automobile Expenses (c)	—	20,967	3,250
Housing Costs(d)	15,637	46,215	—
Insurance Premiums(e)	—	7,167	1,453
TOTAL	$31,841	$93,641	$361,178

(a)
Represents the amount of severance paid or accrued in 2017 relating to Mr. Baker’s termination of employment. For details relating to these payments, see “Narrative Disclosure to Summary Compensation Table” below.

(b)
These amounts include amounts paid by the Company for miscellaneous expenses, including Company-provided matching contributions to health savings accounts for our named executive officer and amounts paid for expenses incurred by our named executive officers that were not adequately substantiated or did not qualify as a reimbursable business expense under our expense reimbursement policy.

(c)
We provided an automobile allowance for Mr. Casutto, and the use of a Company car by Mr. Casutto while he was in Colorado. For the Company car provided to Mr. Casutto, during 2017, the Company insured the car under its insurance programs, paid all registration, license, taxes and other fees on the car, paid for all repairs and reimbursed for all gas and maintenance costs on the car. The amount disclosed in the table above for Mr. Cassuto represents one-half of the total annual cost for 2017 to the Company for the Company car.

(d)
We paid for temporary housing for Mr. Casutto and Mr. Drexler for periods when they lived in Colorado while they maintained residency outside of the state. Additionally, we provide housing for Mr. Casutto for his apartment in California as his residency remains out of the State. The amounts disclosed in the table above represents rent and utility costs billed by the landlord for this temporary housing.

(e)	Insurance premiums were paid pursuant to our employee health insurance plan.

Narrative Disclosure to Summary Compensation Table

We have entered into employment agreements with each of Mr. Drexler and Mr. Casutto that include certain severance and change in control payments and entered into a separation agreement with Mr. Baker that provides for severance benefits, in each case, as described below. As used below, the terms “without cause,” “good reason,” “qualifying sale,” “aggregate purchase price,” “performance bonus,” “cash-based incentives,” and “change in control” are defined in the applicable agreements.

Mr. Drexler. Mr. Drexler is party to an employment agreement with the Company, which was entered into as of February 11, 2016 and has subsequently been amended and restated, most recently effective as of February 1, 2018. Subject to earlier termination as provided therein, the term of his agreement runs through February 1, 2021 and automatically renews for successive one-year terms thereafter, unless either party provides at least three months’ written notice of its or his intention not to review. Under his employment agreement, Mr. Drexler was entitled to a base salary of $550,00 per year for 2017 and is entitled to a base salary of $700,000 per year for 2018, which will be increased to $750,000 per year effective January 1, 2020, in each case, subject to increase by the board. For 2017, Mr. Drexler was eligible to receive cash-based incentives of up to $350,000 based on the achievement of specified performance goals and, under his amended and restated agreement, is eligible to receive a 2018 performance bonus equal to 75% of his annual base salary, subject to the Company’s achievement of specified performance conditions unless otherwise determined by the Board. Under his amended and restated employment agreement, Mr. Drexler is also eligible to receive additional cash-based incentives of up to $350,000 based on the achievement of specified performance goals.

Concurrently with entering into the amended and restated employment agreement in February 2018, Mr. Drexler and the Company entered into a transaction bonus agreement, which provides that, upon the occurrence of a qualifying sale, and provided that at the time of the qualifying sale Mr. Drexler is an owner of at least 20% of the shares of the Company, Mr. Drexler will be entitled to a transaction bonus equal to 10% of the aggregate purchase price, if such price is in excess of $50 million. Mr. Drexler is entitled to this transaction bonus regardless of whether the qualifying transaction occurs during his employment or at any time thereafter.

If Mr. Drexler’s employment is terminated for any reason, each equity award granted to him will fully vest and he will be entitled to any unpaid performance bonus or cash-based incentives (as described above), to the extent earned as of the date of such termination, in addition to any amounts required by law or Company policy. In addition, if Mr. Drexler’s employment is terminated by the Company without cause or by Mr. Drexler for good reason prior to (but not in connection with) a qualifying sale, Mr. Drexler will be entitled to receive (i) 12 months’ of base salary continuation, (ii) up to 12 months’ of Company-subsidized COBRA premiums, and (iii) a lump sum payment of the performance bonus for the year his employment terminates. If Mr. Drexler’s employment is terminated by the Company without cause or by Mr. Drexler for good reason within 12 months following (or prior to, but in connection with or anticipation of) a qualifying sale, Mr. Drexler will be entitled to receive, in lieu of the amounts described in the preceding sentence, (i) a lump sum payment equal to 200% of his annual base salary, (ii) up to 18 months’ of Company-subsidized COBRA, and (iii) a lump sum payment equal to 200% of the performance bonus for the year his employment terminates. The severance payable to Mr. Drexler on a termination of his employment by the Company without cause or by Mr. Drexler for good reason is subject to his execution (and non-revocation) of a release of claims in favor of the Company.

Under the employment agreement, Mr. Drexler has agreed to certain restrictions on solicitation of employees, which continue for 12 months following the termination of his employment, if his employment is terminated due to disability, by him for good reason or by the Company with or without cause, due to expiration of the employment period by notice of non-renewal or due to termination of his employment upon a notice of termination. The employment agreement also contains restrictions with respect to disclosure of the Company’s confidential information.

Mr. Casutto. Mr. Casutto is party to an employment agreement with the Company, which was entered into as of July 15, 2015 and was amended and restated as of January 1, 2018. The original term of the employment agreement ended on December 31, 2017 and has been extended to December 31, 2018. Under his employment agreement, Mr. Casutto is entitled to a base salary of $400,000 per year, which may be increased at the discretion of the Compensation Committee. In addition, Mr. Casutto is eligible to receive cash bonuses based on performance criteria to be adopted by the Compensation Committee, with a potential bonus pool of up to $350,000 per year, which may be adjusted at the discretion of the Compensation Committee. Under his employment agreement, Mr Casutto is entitled to a monthly vehicle allowance of $1,000 and a miscellaneous expense allowance of up to $5,000 per year.

If Mr. Casutto’s employment is terminated without cause or he resigns for good reason, he will be entitled to receive (i) base salary continuation for the lesser of 12 months and the remainder of the term of the employment agreement, (ii) a bonus equal to the greater of 25% of his target bonus for the year (or 50%, if the termination of employment occurs between July 1 and December 31 of the year) and the bonus for the year of termination of employment, as determined by the Compensation Committee at its discretion, and (iii) reimbursement of COBRA premiums for up to 12 months. In addition, unless otherwise provided in an equity award agreement, all equity awards held by Mr. Casutto will vest in full. If Mr. Casutto’s employment is terminated without cause or he resigns for good reason within six months prior to (under certain circumstances) or within two years following a change in control (or the end of the term of the employment agreement, if earlier), then Mr. Casutto will be entitled to receive, in lieu of the amounts described above, (i) base salary continuation for 12 months,(ii) a bonus equal to the greater of 100% of his target bonus and the bonus for the year of termination of employment as determined by the Compensation Committee, (iii) a lump sum cash payment of $500,000, (iv) reimbursement of COBRA premiums for up to 12 months and (v) all equity and other incentive awards held by Mr. Casutto will fully vest. If Mr. Casutto’s employment is terminated due to his death or disability, he will be entitled to receive (i) the greater of 100% of his target bonus for the year of termination or the bonus for such year as determined by the Compensation Committee, (ii) reimbursement of COBRA premiums for up to 12 months, and (iii) if such termination is due to his disability, base salary continuation for 6 months. All severance payable to Mr. Casutto under his employment agreement is subject to his execution (and non-revocation) of a release of claims in favor of the Company.

Under the employment agreement, Mr. Casutto has agreed to certain restrictions on competition and solicitation, which continue for 12 months following the termination of his employment. The employment agreement also contains restrictions with respect to disclosure of the Company’s confidential information.

Mr. Baker. Mr. Baker was party to an employment agreement with the Company, which was entered into as of January 1, 2016. Under his employment agreement, Mr. Baker was entitled to a base salary of $350,000 for 2017, subject to increase at the discretion of the Compensation Committee. In addition, Mr. Baker was eligible to receive cash bonuses based on performance criteria to be adopted by the Compensation Committee, with a potential bonus pool of up to $400,000 per year, payable quarterly.

Under the employment agreement, Mr. Baker agreed to certain restrictions on competition and solicitation, which continue for 12 months following the termination of his employment. The employment agreement also contained restrictions with respect to disclosure of the Company’s confidential information.

Mr. Baker’s employment terminated on March 23, 2017. In connection with his termination of employment, subject to his execution (and non-revocation) of a release of claims in favor of the Company, Mr. Baker became entitled to receive (i) severance in the amount of $350,000, payable over a 12-month period, a lump sum payment of $39,378, representing Mr. Baker’s accrued and unused vacation time, and a first quarter bonus of $80,311, and 10,000 shares of unvested restricted stock held by Mr. Baker became fully vested. In addition, the restrictions on competition contained in his employment agreement were reduced to 6 months following his termination of employment.

Outstanding Equity Awards at Year End

The following table provides information concerning restricted stock and options to purchase shares of our common stock held by our named executive officers as of December 31, 2017.

Outstanding Equity Awards at Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (1) (#)	Market Value of Shares or Units of Stock that Have Not Vested (2)
Ryan Drexler(3)	1/1/2017					$350,000	227,500
	2/22/2016	120,191	$17,171	1.89	2/22/2026

Brian Casutto	10/1/2014	—	—	—	—	30,000	19,500
	2/23/2016	—	—	—	—	20,000	13,000

(1)
The table below shows the vesting dates for the unvested shares of restricted stock listed in the above Outstanding Equity Awards at Year-End for 2017 Table, generally subject to the named executive officer’s continued employment through such date. The restricted stock granted to Mr. Drexler would vest in full upon a termination of his employment or a change in control. The restricted stock granted to Mr. Casutto would vest in connection with a termination of Mr. Casutto’s employment under certain circumstances, as described under “Narrative Disclosure to Summary Compensation Table” above.

Vesting Date	Drexler	Casutto
1/1/2018	350,000	—
5/23/2018	—	10,000
12/31/2018	—	30,000
5/23/2019	—	10,000

(2)
The market value of the restricted stock represents the product of the closing price of a share of our common stock as of December 29, 2017 (the last trading day of the year), which was $0.65, and the number of shares of restricted stock held by the named executive officer on December 31, 2017.

(3)
The stock options granted to Mr. Drexler vest in equal quarterly installments over the two-year period commencing on the date of grant, generally subject to Mr. Drexler’s continued employment. The stock options granted to Mr. Drexler vested in full on February 22, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each current director, (ii) each named executive officer, and (iii) each person who we know beneficially owns more than 5% of our common stock as of October 22, 2018.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned
	Common Stock (1)
Name of Beneficial Owner	Shares	% (2)
Named Executive Officers:
Ryan Drexler	18,516,023	58.7%
Brian Casutto	125,000	*
Non-Employee Directors:
William Bush	254,086	*
John J. Desmond	230,214	*
Officers and Directors as a Group (four persons):	18,794,210	60.7%

*	Represents less than one percent.

(1)
This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights.

(2)
Percent of total voting power represents voting power with respect to 15,314,667 shares of common stock outstanding as of October 22, 2018, plus 16,216,216 shares of common stock as if the conversion option of the outstanding convertible debt was exercised and options to purchase common shares 137,262 shares (31,996,734 common shares) were also exercised.

Beneficial Owners of More than Five Percent

The following table shows the number of shares of our common stock, as of October 22, 2018, held by persons known to us to beneficially own more than five percent of our outstanding common stock.

	Shares Beneficially Owned
	Common Stock (1)
Name of Beneficial Owner	Shares	% (2)
Wynnefield Capital (3)	1,671,305	10.8%
Ryan Drexler	18,516,023	58.7%
Amerop Holdings, Inc. (4)	2,927,677	19.1%

(1)
This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights.

(2)
Percent of total voting power represents voting power with respect to 15,314,667 shares of common stock outstanding as of October 22, 2018. To compute the percentage of outstanding shares of common stock held by each person and unless otherwise noted, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of October 22, 2018 or upon conversion of convertible debt is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Joshua Landes and Nelson Obus may be deemed to hold an indirect beneficial interest in these shares, which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund and Wynnefield Capital, Inc. Profit Sharing Plan because they are co-managing members of Wynnefield Capital Management, LLC and principal executive officers of Wynnefield Capital, Inc. The principal place of business for Wynnefield Capital is 450 Seventh Avenue, Suite 509, New York, New York 10123. This information is based on a Schedule 13D/A filed on October 18, 2018 with the SEC.

(4)
Amerop Holdings, Inc. and Leonard P. Wessell III may be deemed to hold an indirect beneficial interest to 1,463,839 of these shares. White Winston Select Asset Funds, LLC, Todd M. Enright, Mark Blundell, Donald Feagan, and Robert Mahoney may be deemed to hold an indirect beneficial interest in these shares. White Winston Select Asset Fund Series Fund MP-18, LLC reported sole voting power with respect to 2,927,677 shares. The address of White Winston Select Asset Funds Series Fund MP-18, LLC is 265 Franklin St., Suite 1702, Boston, MA 02110. This information is based on a Schedule 13D filed on August 24, 2018 with the SEC.

EQUITY COMPENSATION PLAN INFORMATION

In 2015, we adopted the MusclePharm Corporation 2015 Incentive Compensation Plan (the “2015 Plan”). The 2015 Plan was approved by our stockholders and replaced our 2010 Equity Incentive Plan. The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under all of our equity compensation plans, as of December 31, 2017:

PLAN CATEGORY	Number of securities to be issued uponexercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders:
2015 Incentive Compensation Plan	331,584	$2.10	1,374,519

Total	331,584	$2.10	1,374,519

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at ir.musclepharmcorp.com/governance-documents.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Independent Registered Public Accounting Firm’s qualifications and independence, and the performance of the Company’s Independent Registered Public Accounting Firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2017 with the Company’s management and Plante & Moran,PLLC, the Company’s Independent Registered Public Accounting Firm. In addition, the Audit Committee has discussed with Plante & Moran,PLLC, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Plante & Moran, PLLC the matters required to be discussed by AICPA, Professional Standards, Vol. 1, AU Section 380 (Communication with Audit Committees), as modified or supplemented. The Audit Committee also received the written disclosures and the letter from Plante & Moran, PLLC required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the Audit Committee discussed with Plante & Moran, PLLC the independence of Plante & Moran, PLLC from the Company and the Company’s management.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of Plante & Moran, PLLC as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2018.

RELATED PARTY TRANSACTIONS

Related-Party Notes Payable

On November 3, 2017, we entered into a refinancing transaction (the “Refinancing”) with Mr. Ryan Drexler, the Company’s Chairman of the Board of Directors, Chief Executive Officer and President. The refinancing was overseen and approved by a Special Committee of the Board of Directors, comprised of John J. Desmond and William Bush, each of whom is an independent member of our Board of Directors. As part of the Refinancing, we issued to Mr. Drexler an amended and restated convertible secured promissory note (the “Refinanced Convertible Note”) in the original principal amount of $18,000,000, which amends and restates (i) a convertible secured promissory note dated as of December 7, 2015, and amended as of January 14, 2017, in the original principal amount of $6,000,000 with an interest rate of 8% prior to the amendment and 10% following the amendment (the “2015 Convertible Note”), (ii) a convertible secured promissory note dated as of November 8, 2016, in the original principal amount of $11,000,000 with an interest rate of 10% (the “2016 Convertible Note”) , and (iii) a secured demand promissory note dated as of July 27, 2017, in the original principal amount of $1,000,000 with an interest rate of 15% (the “2017 Note”, and together with the 2015 Convertible Note and the 2016 Convertible Note, collectively, the “Prior Notes”). The due date of the 2015 Convertible Note and the 2016 Convertible Note was November 8, 2017. The 2017 Note was due on demand.

2017 Refinanced Convertible Note

The $18 million Refinanced Convertible Note bears interest at the rate of 12% per annum. Interest payments are due on the last day of each quarter. At our option (as determined by its independent directors), we may repay up to one sixth of any interest payment by either adding such amount to the principal amount of the note or by converting such interest amount into an equivalent amount our common stock. Any interest not paid when due shall be capitalized and added to the principal amount of the Refinanced Convertible Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations.

Both the principal and the interest under the Refinanced Convertible Note are due on December 31, 2019, unless converted earlier.

Mr. Drexler may convert the outstanding principal and accrued interest into shares of our common stock at a conversion price of $1.11 per share at any time. We may prepay the Refinanced Convertible Note by giving Mr. Drexler between 15 and 60 days’ notice depending upon the specific circumstances, subject to Mr. Drexler’s conversion right.

The Refinanced Convertible Note contains customary events of default, including, among others, the failure by us to make a payment of principal or interest when due. Following an event of default, interest will accrue at the rate of 14% per annum. In addition, following an event of default, any conversion, redemption, payment or prepayment of the Refinanced Convertible Note will be at a premium of 105%. The Refinanced Convertible Note also contains customary restrictions on the ability of us to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the Refinanced Convertible Note. The Refinanced Convertible Note is subordinated to certain other indebtedness of us, as described below.

As part of the Refinancing, we and Mr. Drexler entered into a restructuring agreement (the “Restructuring Agreement”) pursuant to which the parties agreed to enter into the Refinanced Convertible Note and to amend and restate the security agreement pursuant to which the Prior Notes were secured by all of the assets and properties of us and our subsidiaries whether tangible or intangible, by entering into the Third Amended and Restated Security Agreement (the “Amended Security Agreement”). Pursuant to the Restructuring Agreement, we agreed to pay, on the effective date of the Refinancing, all outstanding interest on the Prior Notes through November 8, 2017 and certain fees and expenses incurred by Mr. Drexler in connection with the Restructuring.

In connection with the refinancing, the Company recorded a debt discount of $1.2 million. The debt discount is equal to the change in the fair value of the conversion option between the Refinanced Convertible Note and the Prior Notes. The fair value of the conversion option was determined a Monte Carlo simulation and the model of stock price behavior known as GBM which simulates a future period as a random step from a previous period. The Company engaged a third-party valuation firm to perform this complex valuation.

In addition, the Refinanced Convertible Note contains two embedded derivatives for default interest and an event of default put. Due to the unlikely event of default, the embedded derivatives have a de minimis value as of December 31, 2017.

For the years ended December 31, 2017 and 2016, interest expense related to the related party notes was $2.4 million and $0.7 million, respectively. During the years ended December 31, 2017 and 2016, $2.2 million and $0.5 million, respectively, in interest was paid to Mr. Drexler. For the year ended December 31, 2016, in connection with issuing the Prior Notes, the Company recorded a beneficial conversion feature of $601,000 as a debt discount which was amortized over the original term of the debt using the effective interest method.

 Review, Approval or Ratification of Transactions with Related Parties

We adopted a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related persons interest in the transaction.

Although we have not always had a written policy for the review and approval of transactions with related persons, our Board of Directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including all of the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to our Board of Directors. Our Board of Directors would take this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all of our stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and named executive officers, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. During 2017, our named executive officers and directors filed the required reports under Section 16(a) of the Exchange Act as follows:

Name	Date of Award	Date Filed	StockAwards
Ryan Drexler	12/08/2016	2/7/2017	200,000
Ryan Drexler	1/01/2017	2/7/2017	350,000
Michael Doran	4/21/2017	—	10,081
William J. Bush	4/21/2017	9/22/2017	10,081
William J. Bush	7/24/2017	9/22/2017	53,476
John J. Desmond	7/24/2017	3/29/2018	80,214

PROPOSAL 1
ELECTION OF DIRECTORS

General

The Board of Directors has nominated the four (4) individuals identified under “Director Nominees” below for election as directors, all of whom are currently directors of the Company. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Our Board of Directors is currently comprised of four (4) members. Directors are elected at each annual meeting and hold office until their successors are duly elected and qualified at the next annual meeting. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the four (4) nominees designated below to serve until the 2018 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.

Director Nominees

The following table sets forth certain information concerning the nominees for directors of the Company as of October 22, 2018.

Name	Age	DirectorSince	Position with the Company
Ryan Drexler	47	2015	Chairman of the Board, Chief Executive Officer and President
Brian Casutto	47	2017	Executive Vice President of Sales and Operations and Director
William Bush	53	2015	Director
John J. Desmond	68	2017	Director

Required Vote

The election of the directors of the Company requires the affirmative vote of the majority of the votes cast by stockholders, who are entitled to vote, present in person or represented by Proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF EXTERNAL AUDITORS

The Audit Committee has selected Plante & Moran,PLLC, an independent registered public accounting firm, to audit the consolidated financial statements of MusclePharm Corporation for the year ending December 31, 2018 and recommends that stockholders vote for ratification of such appointment. Although we are not required to submit to a vote of the stockholders the ratification of the appointment of Plante & Moran,PLLC, the Company, the Board and the Audit Committee, as a matter of good corporate governance, have determined to ask the stockholders to ratify the appointment. If the appointment of Plante & Moran, PLLC is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain Plante & Moran,PLLC.

Representatives of Plante & Moran, PLLC attend meetings of the Audit Committee of the Board including executive sessions of the Audit Committee at which no members of MusclePharm’s management are present. Plante & Moran, PLLC has audited the Company’s financial statements for each year since the year ended December 31, 2013. Representatives of Plante & Moran, PLLC are not expected to be present at the Annual Meeting. However, if they are present they will have an opportunity to make a statement if they desire to do so, and if they are present they would be expected to be available to respond to appropriate questions from stockholders.

The following table shows fees and expenses that we paid (or accrued) for professional services rendered by Plante & Moran, PLLC for the years ended December 31, 2017 and 2016:

	2017	2016
Audit fees (1)	$245,000	$239,000
Audit-related fees (2)	62,000	60,000
All other fees (3)	17,000	25,000
Total	$324,000	$324,000

(1)	Represents the aggregate fees billed for the audit of the Company’s financial statements.

(2)
Represents the aggregate fees billed for assurance and related services, including the fees for the Quarterly reviews, that are reasonably related to the audit or review of the Company’s financial statements and are not reported under audit fees.

(3)
Represents the aggregate fees billed for all products and services provided that are not included under audit fees, audit-related fees or tax fees. These services included a review of a Registration Statement on Form S-8 and related consent procedures, review of the agreement to sell our wholly-owned subsidiary, BioZone Laboratories, Inc. and various Current Reports on Form 8-K.

Audit Committee Pre-Approval Policies

Before an Independent Registered Public Accounting Firm is engaged by us or our subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the Independent Registered Public Accounting Firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the Independent Registered Public Accounting Firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. All non-audit services provided by Plante & Moran, PLLC during years 2015 and 2016 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Plante & Moran,PLLC.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF Plante & Moran, PLLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2018.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

Our executive compensation program is designed to attract and retain talented and qualified senior executives to manage and lead our Company and to motivate them to pursue and meet our corporate objectives. Under this program, our named executive officers are rewarded for individual and collective contributions to our success consistent with our “pay for performance” orientation. Furthermore, the executive compensation program is aligned with the nature and dynamics of our business, which focuses management on achieving the Company’s annual and long-term business strategies and objectives.

Our Compensation Committee regularly reviews our executive compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of equity-based awards. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the compensation of the named executive officers as disclosed in this proxy statement.

The “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of the Notice. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well. Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and streetname holders (i.e., those stockholders who hold their shares through a brokerage). The Company will promptly deliver, upon oral or written request, a separate copy of the Notice to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations.

Registered Stockholders

If you are a registered stockholder that has requested to receive proxy materials by mail and you have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report on Form 10-K and proxy statement for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Financial Solutions, Inc., at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Annual Report on Form 10-K and proxy statement mailed to you, please send a e-mail request to Investor Relations at investors@musclepharm.com, or write to c/o Investor Relations, MusclePharm Corporation, 4400 Vanowen St., Burbank, CA 91505 and we will promptly deliver the requested copy.

Registered stockholders that have requested to receive proxy materials by mail and have not consented to householding will continue to receive copies of our Annual Reports on Form 10-K and our proxy statements for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of the Annual Reports on Form 10-K and proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Streetname Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement, as well as other written reports and oral statements that we make from time to time, includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “ongoing,” “believes,” “expects,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including regulatory, competitive and other factors, which may cause actual financial or operating results or the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: inability to raise capital with agreeable terms or at all, resolve litigation, failure of our manufacturers to meet our production needs; failure to successfully invest in or launch new product introductions; general economic conditions in the markets in which we operate, including financial market conditions, and the other factors set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017 and in other public filings with the SEC. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment. Copies of our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, are available free of charge on our website at www.musclepharmcorp.com or you can request a copy free of charge by e-mail request to Investor Relations to investors@musclepharm.com. Please include your contact information with the request.

Burbank, California
October 26, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.musclepharm.com.

PROXY	ANNUAL MEETING OF STOCKHOLDERS	PROXY
OF
MUSCLEPHARM CORPORATION
December 7, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ryan Drexler as proxy, with power of substitution, to vote all shares of the undersigned at the annual meeting of stockholders of MusclePharm Corporation to be held on December 7, 2018 at 11:00 a.m. Pacific time at the 4400 Vanowen St., Burbank, CA 91505, or at any adjournment thereof, upon the matters set forth in the proxy statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1.	TO ELECT DIRECTORS, EACH TO SERVE SUCH TERM AS SET FORTH IN THE PROXY STATEMENT OR UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED.

	For	Against	Abstain
Ryan Drexler	☐	☐	☐
John J. Desmond	☐	☐	☐
William J. Bush	☐	☐	☐
Brian Casutto	☐	☐	☐

2.	TO RATIFY THE APPOINTMENT OF Plante & Moran, PLLC AS THE INDEPENDENT AUDITORS.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJORNMENT OR POSTPONEMENT THEREOF.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, & 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:	, 2018

Signature

Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as executor, administrator, trustee, etc., should so indicate. Please sign exactly as the name appears on the proxy.